UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

Procera Networks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33691	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47448 Fremont Boulevard, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2015, Procera Networks, Inc., a Delaware corporation (“Procera”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with KDR Holding, Inc., a Delaware corporation (“Parent”), and KDR Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent and Purchaser are beneficially owned by affiliates of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. (collectively, “Francisco Partners”).

The Offer and the Merger

Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Procera (the “Shares”), at a price of $11.50 per Share, net to the seller thereof in cash, without interest (such amount, as it may be adjusted on the terms set forth in the Merger Agreement, the “Offer Price”), and subject to deduction for any required withholding of taxes. Pursuant to the terms of the Merger Agreement, Purchaser is obligated to commence the Offer as promptly as practicable, but in no event later than May 5, 2015. The board of directors of Procera (the “Board”) has unanimously adopted the Merger Agreement.

The consummation of the Offer is subject to customary closing conditions, including, among other things: (i) the expiration or termination of the waiting period under any applicable antitrust laws; (ii) there having been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Shares representing one Share more than 50% of the total number of Shares then-outstanding on a fully diluted basis; (iii) the absence of a material adverse effect with respect to Procera; and (iv) other customary conditions to the Offer set forth in Annex A to the Merger Agreement. The consummation of the Offer is not subject to any financing condition.

Following the consummation of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into Procera, with Procera continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement provides that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, without a vote of the stockholders of Procera.

At the effective time of the Merger (the “Effective Time”), each Share that is outstanding immediately prior to the Effective Time, other than the Shares owned by Procera, Parent or Purchaser, or by stockholders who have validly exercised and perfected their appraisal rights under Delaware law, will be canceled and converted into the right to receive the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

In addition, at the Effective Time, (i) each option to purchase Shares, to the extent vested as of the Effective Time (each, a “Vested Company Option”), will be canceled and converted into the right to receive an amount in cash equal to the product of (a) the excess, if any, of the Offer Price over the exercise price of such Vested Company Option and (b) the number of Shares that may be acquired upon exercise of such Vested Company Option, without interest and subject to deduction for any required withholding of taxes, and (ii) each restricted stock unit award, to the extent vested as of the Effective Time (but for which Shares have not yet been issued) (each, a “Vested Company RSU”), and each restricted stock award that remains subject to vesting conditions (each, an “Unvested Company RSA”), will be canceled and converted into the right to receive an amount in cash equal to the product of (y) the excess, if any, of the Offer Price over the purchase price payable for such Vested Company RSU or Unvested Company RSA, if any, and (z) the number of Shares subject to (or deliverable under) such Vested Company RSU or Unvested Company RSA, in each case without interest and subject to deduction for any required withholding of taxes. At the Effective Time, each option to purchase Shares that is unvested as of the Effective Time, each restricted stock unit award that is unvested as of the Effective Time, and each option to purchase Shares with an exercise price at or above of the Offer Price, will be canceled for no consideration.

Procera, Parent and Purchaser have made customary representations, warranties and covenants in the Merger Agreement. Procera’s covenants include, among other things, covenants regarding the operation of Procera’s business prior to the Effective Time and covenants not to solicit third party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to exceptions to permit the Board to comply with its fiduciary duties.

The Merger Agreement also includes customary termination rights in favor of each of Procera and Parent, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before August 30, 2015 or if Procera terminates the Merger Agreement in compliance with its terms in order to accept a superior proposal. Upon termination of the Merger Agreement under certain circumstances, Procera has agreed to pay Parent a termination fee of approximately $7.2 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been filed to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Procera, Parent, Purchaser or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties made by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other parties in connection with the execution of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies or creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement; (iii) may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the United States Securities and Exchange Commission (the “SEC”) or that may differ from what might be viewed as material to stockholders; and (iv) were made only as of the date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in Procera’s public disclosures. Accordingly, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Procera, Parent or Purchaser.

Equity Commitment Letter; Limited Guarantee

Parent has received an equity commitment letter, dated as of April 21, 2015, from Francisco Partners (the “Equity Commitment Letter”), pursuant to which Francisco Partners has committed to contribute to Parent an aggregate amount of approximately $240 million (subject to adjustment as set forth in the Equity Commitment Letter) in cash for the purpose of enabling Parent and Purchaser to fulfill their respective payment obligations pursuant to and in accordance with the Merger Agreement, and to pay their respective related fees and expenses, in each case subject to the terms and conditions set forth in the Equity Commitment Letter. In addition, Francisco Partners has executed and delivered to Procera a limited guarantee in favor of Procera with respect to certain of Parent’s and Purchaser’s payment obligations under the Merger Agreement.

Item 2.02	Results of Operations and Financial Condition.

On April 22, 2015, Procera issued a press release that includes certain preliminary financial updates for the quarter ended March 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 2.02 of this Current Report on Form 8-K and under the section “Preliminary First Quarter Results” in Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be incorporated by reference into any of Procera’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 8.01	Other Events.

On April 22, 2015, Procera and Francisco Partners issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and, except for the section “Preliminary First Quarter Results” therein, is incorporated herein by reference.

Additional Information and Where to Find It

The Offer described in this Current Report on Form 8-K and the press release attached as Exhibit 99.1 to this Current Report on Form 8-K has not yet commenced. Neither this Current Report on Form 8-K nor the information incorporated herein by reference is an offer to purchase or a solicitation of an offer to sell any Shares or any other securities of Procera. On the commencement date of the Offer, KDR Acquisition, Inc. and KDR Holdings, Inc., affiliates of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P., will file a Tender Offer Statement on Schedule TO (“Schedule TO”), including an offer to purchase, a letter of transmittal and related documents, with the SEC, and thereafter, Procera will file a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”) with the SEC. Investors and security holders are urged to read, carefully and in their entirety, both the Schedule TO and the Schedule 14D-9 regarding the Offer, as each may be amended from time to time, and any other documents relating to the Offer that are filed with the SEC, when they become available because they will contain important information relevant to making any decision regarding tendering Shares. These materials will be sent free of charge to all stockholders of Procera when available. In addition, all of these materials (and all other materials filed by Procera with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by Procera with the SEC by contacting Procera’s Investor Relations department at 47448 Fremont Boulevard, Fremont, California 94538; telephone number (510) 230-2777; email: diane.pope@proceranetworks.com.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements related to Procera Networks, Inc., including statements about the proposed acquisition of Procera by Francisco Partners, the parties’ ability to close the proposed transaction, the expected closing date of the proposed transaction, Procera’s future growth prospects and ability to strengthen its competitive market position, and Procera’s expectations for the first quarter of 2015 revenue, gross margin percentage, net income/loss results and bookings. Statements in this Current Report on Form 8-K that are not historical or current facts are forward-looking statements. All forward-looking statements in this Current Report on Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause Procera’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to: whether the proposed transaction will close; the timing of the closing of the proposed transaction; the outcome of the regulatory reviews of the proposed transaction; the ability of the parties to complete the proposed transaction; the ability of the parties to meet other closing conditions; how many Procera stockholders tender their shares in the proposed transaction; the outcome of legal proceedings that may be instituted against Procera and/or others related to the proposed transaction; unexpected costs or unexpected liabilities that may result from the proposed transaction, whether or not consummated; the possibility that competing offers will be made; effects of disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers and other business partners; the completion of Procera’s normal quarter-end accounting process and review for the first quarter of 2015 by Procera’s independent registered public accounting firm; the acceptance and adoption of Procera’s products; Procera’s ability to service and upgrade its products; lengthy sales cycles and lab and field trial delays by service providers; Procera’s ability to obtain any follow-on orders from major customers; Procera’s customers canceling orders or awards; Procera’s ability to achieve revenue recognition on awarded business; Procera’s dependence on a limited product line and key customers; its dependence on key employees; Procera’s ability to compete in its industry with companies that are significantly larger and have greater resources than Procera; Procera’s ability to manage costs effectively; Procera’s ability to protect its intellectual property rights in a global market; Procera’s ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in Procera’s documents filed with or furnished to the SEC. More information about these and other risks that may impact Procera’s business are described in the “Risk Factors” sections of its Annual Report on Form 10-K for the year ended December 31, 2014, its subsequently filed quarterly reports, and other reports filed with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov and on Procera’s website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this Current Report on Form 8-K are based on information available to Procera as of the date hereof, and Procera undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of April 21, 2015, among KDR Holding, Inc., KDR Acquisition, Inc. and Procera Networks, Inc.*

99.1	Press Release, dated April 22, 2015.

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Procera agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2015	Procera Networks, Inc.

	By:	/s/ James Brear
	Name:	James Brear
	Title:	President, Chief Executive Officer and Principal Executive Officer

INDEX TO EXHIBITS

Number	Description

2.1	Agreement and Plan of Merger, dated as of April 21, 2015, among KDR Holding, Inc., KDR Acquisition, Inc. and Procera Networks, Inc.*

99.1	Press Release, dated April 22, 2015.

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Procera agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.